Exhibit 99.1

Solar Senior Capital Ltd. Issues $85 Million of Senior Unsecured 5 Year Notes

NEW YORK, NY March 31, 2020 – Solar Senior Capital Ltd. (NASDAQ: SUNS) (the “Company”) announces the issuance of $85 million of 3.90% senior unsecured notes in a private placement due March 31, 2025 (the “Notes”). Interest on the Notes will be payable semi-annually. The proceeds will initially be used to reduce borrowings under the Company’s revolving credit facilities before funding additional investments and for general corporate purposes. The Company is rated BBB, stable by DBRS Morningstar.

“We are pleased to diversify our capital structure with the issuance of five-year, fixed-rate unsecured notes,” said Michael Gross, Co-CEO. “The Notes establish a solid mix of unsecured/secured borrowings and extends the duration of our liabilities.”

“The Company’s strong performance enabled it to issue unsecured term debt with attractive terms,” said Bruce Spohler, Co-CEO. “Our ability to access the investment grade market is important to increasing our liquidity and optimizing our funding flexibility.”

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact

Solar Senior Capital Ltd.

Investor Relations

(646) 308-8770

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